Exhibit 15.1

November 9, 2009

Securities and Exchange Commission

450 Fifth Street N.W.

Washington, D.C. 20549

We are aware that Barnes & Noble, Inc. has incorporated by reference in its Registration Statements on Form S-3 (No. 333-23855, No. 333-69731, No. 333-62210, No. 33-84826 and No. 33-89258) and Form S-8 (No. 333-27033, No. 33-89260, No. 333-90538, No. 333-116382, No. 333-59111 and No. 333-160560) our report dated June 9, 2009, except for Note 12, as to which the date is November 9, 2009 relating to the Company’s unaudited interim consolidated financial statements appearing in its transition report on Form 10-Q for the transition period ended May 2, 2009. Pursuant to Regulation C under the Securities Act of 1933 (the “Act”), that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to November 9, 2009.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

New York, New York